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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        SOFTWARE TECHNOLOGIES CORPORATION
                            A California corporation



      The undersigned, James T. Demetriades and Barry J. Plaga, do hereby certify:

      1. They are the duly elected and acting Chairman, Chief Executive Officer and President and Assistant Secretary, respectively, of this corporation.

      2. The Articles of Incorporation of this corporation are amended and restated to read as follows:


                                    ARTICLE I

      The name of this corporation is Software Technologies Corporation.


                                   ARTICLE II

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                   ARTICLE III

      This corporation is authorized to issue two classes of shares to be designated respectively Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock this corporation shall have authority to issue is 200,000,000 and the total number of shares of Preferred Stock this corporation shall have authority to issue is 15,502,483. Of the shares of Preferred Stock, 2,864,583 are hereby designated as Series A Preferred Stock (the "Series A Preferred"), 2,637,900 are hereby designated as Series B Preferred Stock (the "Series B Preferred") and 10,000,000 are undesignated as to series. Upon the filing of these Amended and Restated Articles of Incorporation, each two (2) outstanding shares of Common Stock shall be split into three (3) shares of Common Stock. Any fractional share resulting from such stock split shall be rounded to the next whole share.


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      Any Preferred Stock not designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred Stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is also authorized to fix the number of shares of each such series of Preferred Stock. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      Except as set forth in Article III, Section 8 and Article III, Section 10 hereof, each share of Preferred Stock issued by the corporation, if reacquired by the corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the corporation in accordance with the immediately preceding paragraph.

      The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock and the holders thereof are as set forth below.

      Section 1. Liquidation Rights.

            (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (or the deemed occurrence of such event pursuant to subsection (d) of this Section 1) the holders of each share of Series A Preferred and Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or property of the corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Series A Original Issue Price (as defined herein) plus any declared but unpaid dividends for each share of Series A Preferred then held by them (subject to adjustment of such liquidation preference amount for stock splits and like events with respect to the Series A Preferred) and an amount equal to the Series B Original Issue Price (as defined herein) plus any declared but unpaid dividends for each share of Series B Preferred then held by them (subject to adjustment of such liquidation preference amount for stock splits and like events with respect to the Series B Preferred).



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 All of the preferential amounts to be paid to the holders of the Series A
Preferred and Series B Preferred under this Section 1(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or property of the corporation to, the holders of the Common Stock in connection with any such liquidation, dissolution or winding up. After the payment or the setting apart for payment to the holders of the Series A Preferred and Series B Preferred of the preferential amounts so payable to them, the remaining assets of the corporation available for distribution shall be distributed in accordance with the provisions of Sections 1(b) and 1(c).

      If the assets or property to be distributed are insufficient to permit the payment to holders of the Series A Preferred and Series B Preferred of their full aforesaid preferential amount, the entire assets and property legally available for distribution shall be distributed ratably among the holders of Series A Preferred and Series B Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive pursuant to this
Section 1(a).

            (b) Distribution after Payment of Initial Liquidation Preference. After payment has been made to the holders of the Series A Preferred and Series B Preferred of the full preferential amount set forth in Section 1(a) above, the entire remaining assets and property of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series A Preferred, Series B Preferred and Common Stock in a manner such that the amount distributed to each holder of Common Stock, Series A Preferred and Series B Preferred shall equal the amount obtained by multiplying the entire remaining assets and property of the corporation legally available for distribution pursuant to this Section 1(b) by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred and Series B Preferred then held by the holder, and the denominator of which shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred and Series B Preferred then outstanding; provided, however, that at such time as the distribution of liquidation preferences pursuant to this Section 1(b), together with the distribution of liquidation preferences pursuant to Section 1(a), shall equal 2.9 times the Series A Original Issue Price per share of Series A Preferred, then the entire remaining assets and property of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series B Preferred and Common Stock in a manner such that the amount distributed to each holder of Common Stock and Series B Preferred shall equal the amount obtained by multiplying the entire remaining assets and property of the corporation legally available for distribution by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred then held by such holder, and the denominator of which shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Series B Preferred then outstanding; provided, however, that as such time as the distribution of liquidation preferences pursuant to this Section 1(b), together with the distribution of liquidation preferences pursuant to Section 1(a) shall equal 2.9 times the Series B Original Issue Price per share of Series B Preferred, any remaining assets and property legally available for distribution hereunder shall be distributed to the holders of Common Stock in a manner such that the amount distributed to each holder of Common Stock shall equal the amount obtained



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by multiplying the entire remaining assets and property of the corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder, and the denominator of which shall be the total number of shares of Common Stock then outstanding; provided, however, that at such time as the distribution to the holders of Common Stock pursuant to this Section 1(b) shall equal the aggregate liquidation amount per share received by the holders of Series A Preferred, then the entire remaining assets and property of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series A Preferred and Common Stock in a manner such that the amount distributed to each holder of Common Stock and Series A Preferred shall equal the amount obtained by multiplying the entire remaining assets and property of the corporation legally available for distribution by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred then held by such holder, and the denominator of which shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred then outstanding; provided, further, however, that at such time as the distribution to the holders of Common Stock and Series A Preferred pursuant to this Section 1(b) shall equal the aggregate liquidation amount received by the holders of Series B Preferred, then any remaining assets and property legally available for distribution hereunder shall be distributed in accordance with the provisions of
Section 1(c) hereof.

            (c) Distribution After Payment of Additional Liquidation Preferences. After payment has been made to the holders of the Series A Preferred, Series B Preferred and Common Stock of the full amounts set forth in Sections 1(a) and 1(b) above, the entire remaining assets and property of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of Series A Preferred, Series B Preferred and Common Stock in a manner such that the amount distributed to each holder of Common Stock, Series A Preferred and Series B Preferred shall equal the amount obtained by multiplying the entire remaining assets and property of the corporation legally available for distribution pursuant to this Section 1(c) by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock then held by the holder and the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred and Series B Preferred then held by the holder, and the denominator of which shall be the sum of the total number of shares of Common Stock then outstanding and the total number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred and Series B Preferred then outstanding.

            (d) Deemed Liquidation. For purposes of this Section 1, unless otherwise agreed to by the holders of more than fifty percent (50%) of the Preferred Stock then outstanding, the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of this corporation, or a sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up.



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            (e)   Consent. Each holder of an outstanding share of Preferred
Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of California, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements between the corporation and such persons providing for the corporation's right of said repurchase and in connection with repurchases pursuant to agreements granting a right of first refusal to the corporation pursuant to repurchase transactions approved by the Board of Directors.

            (f) In connection with Section 1 hereof, if the consideration received by this corporation in any such transaction is other than cash, its value will be deemed to be its fair market value. Any securities shall be valued as follows:

                  (i) Securities not subject to investment letter or similar restrictions on free marketability covered by (ii) below:

                        (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

                        (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of such transaction; and

                        (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of this corporation (excluding any director(s) then serving on the Board as representatives of the holders of Preferred Stock) and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of this corporation (excluding any director(s) then serving on the Board as representatives of the holders of Preferred Stock) and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

            (g) In the event the requirements of Sections 1(d) and 1(f) hereof are not complied with, this corporation shall cause the closing of such transaction to be postponed or canceled until such requirements have been complied with. In such event the rights, preferences and privileges of the Series A Preferred and Series B Preferred shall revert to and be the same as such rights, preferences and privileges existed immediately prior to the date of the notice referred to in Section 1(h) hereof.



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            (h)   This corporation shall give each holder of record of Preferred
Stock written notice of any such transaction not later than ten (10) days prior to the shareholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier. The provisions of this Section 1(h) may be waived upon the written consent of the holders of at least a majority of the then outstanding shares of Preferred
Stock.

      Section 2. Conversion Rights. The holders of the Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

            (a) Right to Convert. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series A Preferred by dividing the Series A Original Issue Price by the Series A Conversion Price and in the case of the Series B Preferred by dividing the Series B Original Issue Price by the Series B Conversion Price, each as determined as hereinafter provided, and as in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred and Series B Preferred without the payment of any additional consideration by the holders thereof shall initially be the Series A Original Issue Price per share of Common Stock in the case of the Series A Preferred (the "Series A Conversion Price") and the Series B Original Issue Price per share of Common Stock in the case of the Series B Preferred (the "Series B Conversion Price"). Such initial Conversion Prices shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as hereinafter provided.

            (b)   Automatic Conversion.

                  (i) Initial Public Offering. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series of Preferred Stock upon the closing ("CLOSING") of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at an offering price to the public at least equal to the Automatic Conversion Price (as defined herein) and in which the aggregate gross proceeds received by the corporation equal or exceed $20,000,000. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted that Preferred Stock until immediately prior to the closing of such transaction.

                  (ii) Shareholder Vote. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series of Preferred Stock upon the affirmative election of the holders of at least sixty-six percent (66%) of the then outstanding shares of Preferred Stock. In the event of such an election, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted that Preferred Stock until the election (duly approved by at least sixty-six percent (66%) of the Preferred Stock then outstanding) is received by the corporation.



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            (c)   Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation at its election shall either pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred Stock or issue one whole share for each fraction of a share outstanding, after aggregating all fractional shares held by each shareholder. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to Section 2(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event that a holder elects to exercise the conversion rights in connection with the initial public offering of the Common Stock of the corporation (other than an automatic conversion as contemplated by Section 2(b)(i) hereof), the holder may by written notice to the corporation at the time the conversion right is exercised, specify that such conversion shall take place immediately prior to the closing of such initial public offering.

            (d)   Adjustments to Conversion Price for Dilutive Issues.

                  (i) Special Definitions. For purposes of this Section 2(d), the following definitions shall apply:

                        (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (B) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                        (C) "Additional Shares of Common Stock" with respect to a series of Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the corporation after the Original Issue Date for such series of Preferred Stock, other than shares of Common Stock issued or issuable:

                              1)    upon conversion of shares of Series A
Preferred or Series B Preferred;

                              2)    as a dividend or distribution on Series A
Preferred or Series B Preferred or any event for which adjustment is made pursuant to subparagraph (d)(vi) hereof; or



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                              3)    up to 4,000,000 shares on or after the date
hereof (including any shares issued upon the exercise of options outstanding on the date hereof) to employees, consultants, directors or equipment lessors in accordance with plans or arrangements approved by the Board of Directors (it being understood that any such shares or Options that are canceled or otherwise returned unexercised to the corporation or repurchased by the corporation, shall not count against such share limit), provided that beginning on the Series B Original Issue Date such share number shall be increased to 6,000,000 (including any shares issued upon the exercise of options outstanding on the date hereof) and, provided further that the number of shares which may be issued pursuant to this Section 2(d)(i)(C)(3) may be increased by the Board of Directors including the affirmative vote of each of the directors elected pursuant to the first sentence of Section 4(b) hereof.

                  (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of such series of Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price of such series of Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                  (iii) Deemed Issuances of Additional Shares of Common Stock.

                        (A) Options and Convertible Securities. In the event the corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise and conversion or exchange of such Options for Convertible Securities, shall be deemed to be Additional Shares of Common Stock (with respect to such series of Preferred Stock) issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued with respect to an adjustment of the Conversion Price for a series of Preferred Stock unless the consideration per share (determined pursuant to subsection 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              1)    no further adjustment in the Conversion
Price for such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities;



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                              2)    if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or such Convertible Securities;

                              3)    upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price for such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                    a)    in the case of Convertible Securities
or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of such exercised Options plus the consideration actually received by the corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                    b)    in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              4)    no readjustment pursuant to clause (2) or
(3) above shall have the effect of increasing the Conversion Price for such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock with respect to such series of Preferred Stock between the original adjustment date and such readjustment date;

                              5)    in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options issued on the same date, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and



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                              6)    if such record date shall have been fixed
and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted pursuant to this Section 2(d) as of the actual date of their issuance.

                        (B) Stock Dividends, Stock Distributions and Subdivisions. In the event the corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued with respect to such series of Preferred Stock:

                              1)    in the case of any such dividend or
distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                              2)    in the case of any such subdivision, at the
close of business on the date immediately prior to the date upon which such corporate action becomes effective.

      If such record date shall have been fixed and such dividend shall not have been paid on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted pursuant to this Section 2(d) as of the time of actual payment of such dividend.

                  (iv)  Adjustment of Conversion Prices.

                        (A) Issuance of Additional Shares of Common. In the event the corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii), but excluding Additional Shares of Common Stock issued pursuant to subsection 2(d)(iii)(B), which event is dealt with in subsection 2(d)(vi) hereof), without consideration or for a consideration per share less than the Conversion Price in effect for a series of Preferred Stock on the date of and immediately prior to such issue, then and in such event, the Conversion Price for such shares of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the applicable Conversion Price by a fraction (x) the numerator of which shall be
(1) the number of shares of Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price for such series of Preferred Stock, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued, provided that for the purposes of this subsection (iv), all shares of Common Stock issuable upon exercise, conversion and/or exchange of



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outstanding Options or Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to subsection (iii) above, such Additional Shares of Common Stock shall be deemed to be outstanding, and provided further that the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                        (B) Adjusted Series A Issue Price. In the event that the Adjusted Series A Issue Price is less than the Series A Conversion Price, then the Series A Conversion Price shall be adjusted so that it is equal to the Adjusted Series A Issue Price and the Series A Conversion Price shall be further adjusted to reflect any previous adjustments made to the Series A Conversion Price from and after the Series A Original Issue Date until the date the Adjusted Series A Issue Price is determined.

                  (v)   Determination of Consideration. For purposes of this
Section 2(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A)   Cash and Property. Such consideration shall:

                              1)    insofar as it consists of cash, be computed
at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              2)    insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              3)    in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                        (B) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing

      (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

      (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

                  (vi) Adjustments for Stock Splits or Stock Dividends. In the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares of Common Stock, or shares of Common Stock shall have been issued by stock dividend, the Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (vii) Adjustments for Other Distributions. In the event the corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the corporation which they would have received had their Preferred Stock been converted into Common Stock at the applicable Conversion Price on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the holders of the Preferred Stock.

                  (viii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that each series of Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such series of Preferred Stock immediately before that change.

                  (ix) Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section
2) or a merger or consolidation of this corporation with or into another corporation, or the sale of all or substantially all of this corporation's properties and assets to any other person (other than a merger, consolidation or sale of properties and assets provided for in
Section 1 hereof), then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of this corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 2 with respect to the rights of the holders of the Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 2 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of each series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

            (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate certified by the corporation's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price in effect at that time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

            (f) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. The provisions of this Section 2(f) shall not apply to any action taken by the corporation if such action is otherwise approved by the holders of more than fifty percent (50%) of the then outstanding shares of Preferred Stock.

            (g) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            (h) Notices. Any notice required by the provisions of this Section 2 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

            (i) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      Section 3. Redemption.

            (a) On each of the fifth, sixth and seventh anniversaries of the Series A Original Issue Date and on each anniversary thereafter so long as any shares of Series A Preferred remain outstanding, to the extent the shares of Series A Preferred have not been redeemed or converted prior to such date and to the extent requested by the holders of not less than sixty-six percent (66%) of the then outstanding shares of Series A Preferred, the corporation shall redeem an amount equal to one-third, one-half and all of the issued, outstanding, and unconverted shares of Series A Preferred on the fifth, sixth and each anniversary thereafter, respectively, of the Series A Original Issue Date, from any source of funds legally available therefor. Not less than thirty-five (35) and not more than sixty (60) days before the fifth, sixth and seventh anniversaries of the Series A Original Issue Date (and each anniversary thereafter so long as any shares of Series A Preferred remain unredeemed and unconverted), the corporation shall send to each holder of Series A Preferred a notice advising such holders of their rights under this subsection. Each such holder shall have until each such anniversary date to request redemption of all (but not less than all) of the shares which may be redeemed. If no funds or insufficient funds are available to the corporation at any time to meet the corporation's redemption obligations pursuant to this subsection, then the corporation's obligations to redeem shares shall be carried over to such time as funds are legally available to redeem such shares until all shares entitled to be redeemed pursuant to this subsection have been redeemed. The shares of Series A Preferred which have not been redeemed shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of the Series A Preferred until such shares have been redeemed and the redemption price has been paid or set aside with respect thereto.

            (b) On each of the fifth, sixth and seventh anniversaries of the Series B Original Issue Date and on each anniversary thereafter so long as any shares of Series B Preferred remain outstanding, to the extent the shares of Series B Preferred have not been redeemed or converted prior to such date and to the extent requested by the holders of not less than sixty-six percent (66%) of the then outstanding shares of Series B Preferred, the corporation shall redeem an amount equal to one-third, one-half and all of the issued, outstanding, and unconverted shares of Series B Preferred on the fifth, sixth and each anniversary thereafter, respectively, of the Series B Original Issue Date, from any source of funds legally available therefor. Not less than thirty-five (35) and not more than sixth (60) days before the fifth, sixth and seventh anniversaries of the Series B Original Issue Date (and each anniversary thereafter so long as any shares of Series B Preferred remain unredeemed and unconverted), the corporation shall send to each holder of Series B Preferred a notice advising such holders of their rights under this subsection. Each such holder shall have until each such anniversary date to request redemption of all (but not less than all) of the shares which may be redeemed. If no funds or insufficient funds are available to the corporation at any time to meet the corporation's redemption obligations pursuant to this subsection, then the corporation's obligations to redeem shares shall be carried over to such time as funds are legally available to redeem such shares until all shares entitled to be redeemed pursuant to this subsection have been redeemed. The shares of Series B Preferred which have not been redeemed shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of the Series B Preferred until such shares have been redeemed and the redemption price has been paid or set aside with respect thereto.

            (c) The redemption price for each share of Series A Preferred to be redeemed on the fifth, sixth and seventh anniversaries of the Series A Initial Issue Date shall equal 1.61, 1.77 and 1.95, respectively, and 1.95 for any shares redeemed thereafter, in each such case multiplied by the Series A Original Issue Price and in each case less any previously paid dividends on such share of Series A Preferred. The redemption price for each share of Series B Preferred to be redeemed on the fifth, sixth and seventh anniversaries of the Series B Initial Issue Date shall equal 1.61, 1.77 and 1.95, respectively, and
1.95 for any shares redeemed thereafter, in each such case multiplied by the Series B Original Issue Price and in each case less any previously paid dividends on such share of Series B Preferred.

            (d) In the event insufficient funds are available to redeem all shares of Series A Preferred entitled to be redeemed pursuant to Section 3(a) and/or all shares of Series B Preferred entitled to be redeemed pursuant to
Section 3(b), the corporation shall effect each such redemption pro rata among the holders of (i) the Series A Preferred based upon the number of shares of Series A Preferred then held by each holder, if only Section 3(a) is applicable,
(ii) the Series B Preferred based upon the number of shares of Series B Preferred then held by each holder, if only Section 3(b) is applicable, or (iii) the Series A Preferred and the Series B Preferred together in proportion to the aggregate redemption price for all shares of Series A Preferred and Series B Preferred then held by each holder, if Sections 3(a) and 3(b) are applicable. In the event that at any time thereafter, additional funds become legally available for the redemption of shares of Preferred Stock, the corporation shall, as soon as practicable following the end of each fiscal quarter, use such funds to redeem the balance of the shares of Preferred Stock that the corporation has become obligated to redeem, but that it is has not so redeemed.

            (e) Any redemption notice to be given pursuant to this Section 3 shall be delivered by first class mail, postage prepaid to the holders of record of the Series A Preferred and/or Series B Preferred, such notice to be addressed to each holder at the address shown in the corporation's records and which shall specify the number of shares of Preferred Stock eligible to be redeemed and the date at which conversion rights as to such shares of Preferred Stock terminate which date shall be no earlier than five (5) days prior to the date fixed for redemption. In the event that the corporation receives a written election from the holders of not less than a majority of the then outstanding shares of Series A Preferred and/or Series B Preferred exercising the redemption right pursuant to Section 3(a) or 3(b) hereof, as applicable, the corporation shall provide an additional notice to the holders of the Series A Preferred and/or Series B Preferred which shall specify the date of redemption which date shall be no later than ten (10) days following the anniversary date related to such redemption. On or after the date of redemption as specified in such notice, each holder shall surrender his certificate for the number of shares to be redeemed as stated in the notice (except that such number of shares shall be reduced by the number of shares which have been converted pursuant to Section 2 hereof between the date of notice and the date on which conversion rights terminate) to this corporation at the place specified in such notice. Provided such notice is duly given, and provided that on the redemption date specified there shall be a source of funds legally available for such redemption, and funds necessary for the redemption shall have been paid or made available at the place fixed for redemption, then all rights with respect to such shares shall, after the specified redemption date, terminate whether or not said certificates have been surrendered, excepting only that in the latter instance the right of the holder to receive the redemption price thereof, without interest, upon such surrender will not terminate.

      Section 4. Voting Rights.

            (a) General. Except as otherwise required by law, each share of Common Stock issued and outstanding shall have one vote and each share of Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock is convertible as adjusted from time to time pursuant to Section 2 hereof, and the holders of Preferred Stock shall have full voting rights equal to the voting rights of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote with the holders of Common Stock with respect to any matter upon which the holders of Common Stock have the right to vote, except those required hereunder or by law to be submitted to a class vote.

            (b) Voting for Directors. For so long as there are at least 1,500,000 shares (as adjusted for stock splits and like events with respect to the Series A Preferred) of Series A Preferred outstanding, the holders of the Series A Preferred shall be entitled to nominate and elect two (2) directors at each annual election of directors, and for so long as there are at least 910,000 shares but less than 1,500,000 shares (each as adjusted for stock splits and like events with respect to the Series A Preferred) of Series A Preferred outstanding, the holders of the Series A Preferred shall be entitled to nominate and elect one (1) director at each annual election of directors. Any director elected pursuant to the immediately preceding sentence may only be removed by the holders of the Series A Preferred. All directors not elected by the Series A Preferred stockholders as set forth in the preceding sentence shall be elected in accordance with the provisions of Section 4(a) hereof. Any vacancy on the Board occurring because of the death, resignation or removal of a director elected by the Series A Preferred shall be filled by the vote or written consent of the holders of a majority of the Series A Preferred then outstanding.

      Section 5. Dividend Rights.

            (a) The holders of outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and out of any assets and funds legally available therefor, dividends in an annual amount equal to 6% of the Series A Original Issue Price (rounded to the nearest cent) per share of Series A Preferred (as adjusted for any stock splits and like events with respect to the Series A Preferred) and in an annual amount equal to 6% of the Series B Original Issue Price (rounded to the nearest cent) per share of Series B Preferred (as adjusted for any stock splits and like events with respect to the Series B Preferred), and no more, payable in preference and priority to any declaration or any payment of any dividend on the Common Stock. The right to such dividends on shares of Series A Preferred and Series B Preferred shall not be cumulative, and no right shall accrue to holders of Series A Preferred or Series B Preferred by reason of the fact that dividends on said shares are not declared or paid in any prior year. In the event that the corporation shall have declared and unpaid dividends outstanding immediately prior to, and in the event of, conversion of Series A Preferred or Series B Preferred, the corporation shall, at its option, pay in cash to the holder(s) of such shares of Preferred Stock subject to conversion the full amount of any such dividends or convert such dividends into Common Stock at the then effective Conversion Price for such series of Preferred Stock referred to in Section 2 or a combination thereof, together with cash in lieu of any fractional share of Common Stock. Upon the affirmative vote or written consent of the holders of more than fifty percent (50%) of the Preferred Stock then outstanding, the holders of the Preferred Stock can waive the right of the Preferred Stock to receive any dividend under this Section 4. In the event of such a waiver, the corporation shall have no obligation at any time thereafter to pay such waived dividends.

            (b) Dividends may be paid on the Common Stock when and as declared by the Board of Directors, subject to the prior dividend rights of the Preferred Stock.

      Section 6. Covenants. So long as at least 1,000,000 shares (subject to adjustment for stock splits and like events with respect to the Preferred Stock) of Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of holders of more than fifty percent (50%) of such outstanding shares of Preferred Stock voting together as a class:

            (a) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or Bylaws if such action would materially adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock;

            (b) create or issue or obligate itself to issue any other equity security (including any other security convertible into or exercisable for any equity security) or reclassify any Preferred Stock or Common Stock shares, in any such case, into shares having any preference or priority as to dividends, liquidation, redemption or voting superior to or on a parity with any such preference or priority of the Series A Preferred or Series B Preferred;

            (c) apply any of its assets to the redemption, retirement, purchase or other acquisition of any shares of Common Stock except from employees of, or consultants to, the corporation upon termination of employment or consultancy or except pursuant to agreements granting a right of first refusal to the corporation pursuant to repurchase transactions; provided that any such individual action or series of related actions which results in a payment by the corporation of more than $50,000 shall be approved or ratified by the Board of Directors;

            (d) sell, convey or otherwise dispose of all or substantially all of its assets or property or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

            (e) authorize any dividend or other distribution with respect to the Common Stock (other than a dividend payable in Common Stock or contemplated by Section 2 hereof);

            (f) increase the number of authorized shares of Series A Preferred or Series B Preferred;

            (g)   liquidate or dissolve the corporation;

            (h) increase the number of authorized directors to greater than nine (9); or

            (i) issue any shares of Series B Preferred other than as contemplated by that certain Stock Purchase Agreement dated on or about the Series A Original Issue Date.

      Section 7. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

      Section 8. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred or Series B Preferred authorized on the date of filing hereof shall be converted pursuant to Section 2 hereof or redeemed pursuant to
Section 3 hereof, the shares so converted or redeemed shall be canceled and shall not be reissuable by the corporation, and the Articles of Incorporation shall be appropriately amended and restated to effect the corresponding reduction in the corporation's authorized stock.

      Section 9. Partial Conversion or Redemption. In the event that less than all of a holder's shares of Preferred Stock shall be converted at any time pursuant to Section 2 hereof or redeemed pursuant to Section 3 hereof, the corporation shall promptly upon receipt of such holder's certificate for shares to be converted or redeemed, issue a new certificate to such holder representing the unconverted or unredeemed shares.

      Section 10. Authorized Preferred Stock. In the event that all of the then outstanding shares of Preferred Stock are converted pursuant to Section 2 hereof, all of the then otherwise authorized shares of Series A Preferred and Series B Preferred shall be canceled and shall not be reissuable by the corporation, and the Articles of Incorporation shall be appropriately amended and restated to effect the corresponding reduction in the corporation's authorized stock.

      Section 11. Certain Definitions. As used in this Article III, the following terms shall have the following meanings:

      "1998 Revenue" shall mean the sum of (i) the revenue of the corporation for the fiscal year ended December 31, 1998 (or such shorter period as may be chosen by the corporation) as reported in the corporation's financial statements (which shall be audited in the case of year-end financial statements and which shall be reviewed in accordance with Statement of Auditing Standards 71 in the case of interim financial statements) for such period prepared in accordance with GAAP (the "Financial Statements") including license, services and maintenance revenue and any other component assigned revenue value, (ii) the deferred portion of revenue in the Financial Statements relating to unrecognized maintenance for revenue up to a maximum of 12 months maintenance revenue on any 1998 transaction, (iii) the corporation's backlog of license and first year maintenance revenue not reflected in the Financial Statements that is not recognizable under GAAP due only to the lack of shipment but only if such products are released products available for shipment at the corporation's discretion or the delay by the corporation of the execution of a customer signed contract for released products available for shipment and (iv) any other revenue approved by each of the directors serving on the Board pursuant to the first sentence of Section 4(b) hereof. The corporation shall compute the amount of 1998 Revenue and Commercial Revenue and shall deliver a copy of such computation in reasonable detail together with the Financial Statements to each holder of Series A Preferred as soon as practicable and in any event no later than March 31, 1999. In the event that the holders of more than 66% of the outstanding shares of Series A Preferred object to the computation of 1998 Revenue and/or Commercial Revenue, such holders must notify the corporation within ten (10) days following the date the corporation delivers such computation to such holders of such disagreement in reasonable detail. If the corporation does not receive such objection notice within such ten (10) day period, the holders of Series A Preferred shall be deemed to have agreed to the corporation's computations for all purposes. If the corporation receives such objection notice within such ten (10) day period and if the corporation disagrees with the matters set forth in the objection notice, then the determination of the amount of 1998 Revenue and/or Commercial Revenue shall be submitted to the dispute resolution procedure set forth in the Purchase Agreement for the Series A Preferred dated on or about the Series A Original Issue Date.

      "Adjusted Series A Issue Price" shall be determined by dividing (i) $90,000,000 less two times the difference between $20,000,000 and the amount of Commercial Revenue by (ii) 23,440,562, provided that in no event shall the Adjusted Series A Issue Price be less than $2.99 per share (as adjusted for stock splits and like events with respect to the Series A Preferred), and provided further that in the event that an automatic conversion of the Series A Preferred is to occur pursuant to Section 2(b)(i) hereof prior to the determination of the amount of 1998 Revenue or Commercial Revenue, then the Adjusted Series A Issue Price shall be deemed to equal $3.84 (as adjusted for stock splits and like events with respect to the Series A Preferred).

      "Automatic Conversion Price" shall mean the greater of (i) the product of
2.0 multiplied by the Series A Original Issue Price per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and (ii) if the Series B Original Issue Date has occurred and the 1.5 multiplier set forth in Section (i)(A) of the definition of such term was used, the product of 1.4 multiplied by the Series B Original Issue Price per share (as adjusted for stock splits, stock dividends, reclassifications, and like events) and (iii) if the Series B Original Issue Date has occurred and the 1.75 multiplier set forth in Section (i)(B) of the definition of such term was used, the product of 1.25 multiplied by the Series B Original Issue Price per share (as adjusted for stock splits, stock dividends, reclassifications, and like events).

      "Commercial Revenue" shall mean all 1998 Revenue except for any such revenue related to managed care customers and the corporation's historical health care information systems customers, excluding any insurance industry customers.

      "GAAP" shall mean generally accepted accounting principles, consistently applied.

      "Pre-Money Valuation" shall be determined by multiplying (i) the Adjusted Series A Issue Price by (ii) the sum of the number of outstanding shares of Common Stock and the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred and the number of shares of Common Stock issuable upon the exercise of all options outstanding or reserved for future issuance (which number of shares issuable upon the exercise of all options outstanding or reserved for future issuance when added to the number of shares issued upon the exercise of options since the Series A Original Issue Date shall in no event be deemed to be less than 4,000,000), each as determined at the time the Pre-Money Valuation is being calculated.

      "Series A Original Issue Date" shall mean the date on which the first share of Series A Preferred was issued.

      "Series B Original Issue Date" shall mean the date on which the first share of Series B Preferred was issued.

      "Series A Original Issue Price" shall mean $3.84 per share.

      "Series B Original Issue Price" shall be determined by dividing (i) (A)
1.5 multiplied by the Pre-Money Valuation in the event that 1998 Revenue is less than $50,000,000 or Commercial Revenue is less than $30,000,000 or in the event that an automatic conversion of the Series A Preferred is to occur pursuant to
Section 2(b)(i) hereof prior to the determination of the amount of 1998 Revenue or Commercial Revenue or (B) 1.75 multiplied by the Pre-Money Valuation if 1998 Revenue equals or exceeds $50,000,000 and Commercial Revenue equals or exceeds $30,000,000, by (ii) the sum of the number of outstanding shares of Common Stock and the number of shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred and the number of shares of Common Stock issuable upon the exercise of all options outstanding or reserved for future issuance (which number of shares issuable upon the exercise of all options outstanding or reserved for future issuance when added to the number of shares issued upon the exercise of options since the Series A Original Issue Date shall in no event be deemed to be less than 6,000,000), each as determined at the time the Series B Original Issue Price is being calculated.


                                   ARTICLE IV

      Section 1. Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of shareholders following the effectiveness of this Article IV, Section 1, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of shareholders following the effectiveness of this Article IV, Section 1, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the effectiveness of this Article IV, Section 1, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

      Section 2. No Cumulative Voting. Shareholders of the corporation shall not be entitled to cumulate votes at any election of directors.

      Section 3. Shareholder Consent. Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by the shareholders.

      Section 4. Effectiveness. The provisions contained in Section 1, Section 2 and Section 3 of this Article IV shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code of the State of California, as from time to time amended.


                                   ARTICLE V

      The corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained herein, and other provisions authorized by the laws of the State of California at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders by or pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article V.


                                   ARTICLE VI

      Section 1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      Section 2. To the fullest extent permissible under California law, the corporation shall indemnify any Agent who is a director or executive officer of the corporation and who was or is a party or is threatened to be made a party to any Proceeding. In addition, the corporation shall have authority to adopt a resolution or bylaw, enter into an agreement, or take other corporate action pursuant to which the corporation may be permitted or required to indemnify, to the fullest extent permissible under California law, any other Agent who was or is a party or is threatened to be made a party to any Proceeding.

      Section 3. In serving or continuing to serve the corporation, an Agent is entitled to rely and shall be presumed to have relied on any rights granted pursuant to the foregoing provisions of this Article VI, which shall be enforceable as contract rights and continue when the Agent has ceased to be an Agent and inure to the benefit of the heirs, executors and administrators of the Agent.

      Section 4. The Board of Directors is authorized, to the fullest extent permissible under California law, to cause the corporation to pay expenses incurred by Agents in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article VI or otherwise.

      Section 5. Any right or privilege conferred by or pursuant to this Article VI shall not be exclusive of any other rights to which any Agent may otherwise be entitled.

      Section 6. As used in this Article VI:

            (a) "Agent" has the meaning given to such term by Section 317 of the Corporations Code.

            (b) "Indemnify" means to hold harmless against expenses (including without limitation attorneys' fees and any expenses of establishing a right to indemnification), judgments, fines, settlements and other amounts actually and reasonably incurred by an Agent in connection with a Proceeding; and

            (c) "Proceeding" means any threatened, pending or completed action, whether civil, criminal, administrative or investigative.

      Section 7. Any repeal or modification of the foregoing provisions of this
Article VI by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal of modification.


                                   ARTICLE VII

      Except as otherwise provided for or fixed by or pursuant to the provisions of the second paragraph of Article III hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, if shareholder action by written consent is then permitted by these Articles of Incorporation and the corporation's Bylaws, other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. Any director elected in accordance with this Article VII shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      3. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

      4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 35,518,108. The total number of outstanding shares of Preferred Stock of the corporation is 5,452,798. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock and more than 50% of the outstanding shares of Preferred Stock, voting separately.





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                                      -23-

      The undersigned declare under penalty of perjury that the matters set forth in the foregoing Amended and Restated Articles of Incorporation are true of their own knowledge.

      Executed at Monrovia, California on March 13, 2000.


                                          /s/  JAMES T. DEMETRIADES
                                          -------------------------------------
                                          James T. Demetriades,
                                          Chairman, Chief Executive Officer and
                                          President



      Executed at Monrovia, California on March 13, 2000.


                                          /s/  BARRY J. PLAGA
                                          -------------------------------------
                                          Barry J. Plaga,
                                          Assistant Secretary